Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FOURTH QUARTER 2011 RESULTS WITH NET OPERATING REVENUES OF $3.4 BILLION

FRANKLIN, TENN. (February 21, 2012) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2011.

Net operating revenues for the three months ended December 31, 2011, totaled $3.4 billion, a 3.9 percent increase compared with $3.3 billion for the same period in 2010. Income from continuing operations was $55.6 million, including an after-tax charge of $42.0 million from the early extinguishment of debt, for the three months ended December 31, 2011, compared with $94.5 million for the same period in 2010. Including the after-tax charge of $0.47 per share (diluted) from the early extinguishment of debt, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $0.38 per share (diluted), on 88.9 million weighted-average shares outstanding for the three months ended December 31, 2011, compared with $0.78 per share (diluted), on 91.8 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders was $30.9 million, or $0.35 per share (diluted), for the three months ended December 31, 2011, compared with $69.5 million, or $0.76 per share (diluted), for the same period in 2010. Income from continuing operations and net income for the three months ended December 31, 2011, were reduced by the charge from the early extinguishment of debt related to the repayment of $1.0 billion aggregate principal amount of 8 7/8% Senior Notes due 2015 with proceeds from the sale of $1.0 billion aggregate principal amount of 8% Senior Notes due 2019. Excluding this charge, income from continuing operations for the three months ended December 31, 2011, was $97.6 million or $0.85 per share (diluted) and net income was $73.0 million or $0.82 per share (diluted).

Adjusted EBITDA for the three months ended December 31, 2011, was $463.8 million, compared with $451.1 million for the same period in 2010, representing a 2.8 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss on early extinguishment of debt and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended December 31, 2011, was $441.7 million, compared with $290.4 million for the same period in 2010.

The consolidated financial results for the three months ended December 31, 2011, reflect a 3.5 percent decrease in total admissions and a 1.8 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 6.7 percent and adjusted admissions decreased 1.4 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 1.2 percent, compared with the same period in 2010.

Net operating revenues for the year ended December 31, 2011, totaled $13.6 billion, a 7.9 percent increase compared with $12.6 billion for the same period in 2010. Income from continuing operations was $335.9 million, including an after-tax charge of $42.0 million from the early extinguishment of debt, for the year ended December 31, 2011, compared with $355.2 million for the same period in 2010. Including the after-tax charge of $0.46 per share (diluted) from the early extinguishment of debt, income from continuing operations attributable to Community Health Systems, Inc. common stockholders was $2.87 per share (diluted), on 90.7 million weighted-average shares outstanding for the year ended December 31, 2011, compared with $3.08 per

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

share (diluted), on 92.9 million weighted-average shares outstanding for the same period in 2010. Excluding this charge, income from continuing operations for the year ended December 31, 2011, was $377.9 million or $3.33 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $201.9 million, or $2.23 per share (diluted), for the year ended December 31, 2011, compared with $280.0 million, or $3.01 per share (diluted), for the same period in 2010, decreasing primarily as a result of the early extinguishment of debt charge, the loss from operations and impairment charge of three hospitals sold and the loss on sale of a physician clinic during the year ended December 31, 2011. The impairment loss is primarily related to the write-off of allocated goodwill based on the cash proceeds from the sale of the three hospitals.

Adjusted EBITDA was $1.8 billion for both the years ended December 31, 2011 and 2010. Net cash provided by operating activities for the year ended December 31, 2011, was $1.3 billion, compared with $1.2 billion for the same period in 2010.

The consolidated financial results for the year ended December 31, 2011, reflect a 0.5 percent decrease in total admissions and a 4.2 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 5.6 percent and adjusted admissions decreased 0.7 percent, compared with the same period in 2010. On a same-store basis, net operating revenues increased 3.7 percent, compared with the same period in 2010. Included on pages 11 and 12 of this press release are footnotes which provide additional information regarding reported results.

Commenting on the results, Wayne T. Smith, Chairman, President and Chief Executive Officer of Community Health Systems, Inc., stated, “The fourth quarter marked a solid finish for Community Health Systems in 2011, as we extended our record of revenue growth in spite of the ongoing challenges in the economy. For the year, net operating revenues increased by 7.9 percent to a record $13.6 billion. Our consistent ability to increase revenues and drive operating synergies at the individual hospital level demonstrates solid execution of our centralized operating strategy. In addition, our focus on efficient expense management throughout our hospital network has been a critical advantage in supporting our operations in this uncertain environment.”

On January 3, 2012, the Company announced that its subsidiaries have acquired substantially all of the assets of Moses Taylor Healthcare System, located in northeast Pennsylvania. The acquisition was effective January 1, 2012. Moses Taylor Healthcare System includes 217-bed Moses Taylor Hospital in Scranton, Pennsylvania, and 25-bed Mid-Valley Hospital in Peckville, Pennsylvania.

On January 24, 2012, the Company announced that subsidiaries have executed a definitive agreement to acquire substantially all of the assets of Memorial Health Systems in York, Pennsylvania. Memorial Health Systems includes 100-bed Memorial Hospital, the Surgical Center of York and other outpatient and ancillary services.

“We were very pleased to meet our acquisition goals for 2011 as we continued to expand our portfolio of hospitals,” added Smith. “Our strategy has always been focused on identifying hospital facilities that meet our operating profile and offer the most opportunity for growth. With the current healthcare regulatory climate, we believe there are significant opportunities for additional suitable acquisitions in 2012. We have the ability to leverage our proven track record for the successful integration of these hospitals with improved operating results and enhanced services. More importantly, we have a favorable reputation as a trusted partner in each of the communities we serve. As we look ahead to the coming year, we will continue to seek to deliver value to both our community partners and our shareholders.”

Included on pages 13, 14 and 15 of this press release are tables setting forth the Company’s 2012 annual earnings guidance. The 2012 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 133 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Community Health Systems, Inc. will hold a conference call on Wednesday, February 22, 2012, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2011. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through March 22, 2012. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net operating revenues (c)	$3,442,514	$3,314,193	$13,626,168	$12,623,274
Adjusted EBITDA (d)	463,767	451,089	1,836,650	1,761,484
Income from continuing operations (e)(f)(g)	55,615	94,468	335,894	355,213
Net income attributable to Community Health Systems, Inc.	$30,931	$69,510	$201,948	$279,983

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$0.38	$0.79	$2.89	$3.13
Discontinued operations (h)	(0.03)	(0.02)	(0.65)	(0.07)

Net income	$0.35	$0.77	$2.24	$3.05

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (e)(f)(g)	$0.38	$0.78	$2.87	$3.08
Discontinued operations (h)	(0.03)	(0.02)	(0.64)	(0.07)

Net income	$0.35	$0.76	$2.23	$3.01

Weighted-average number of shares outstanding (i):
Basic	88,345	90,422	89,967	91,719
Diluted	88,914	91,779	90,666	92,946

Net cash provided by operating activities	$441,673	$290,353	$1,261,908	$1,188,730

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2011		2010
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues (c)	$3,442,514	100.0%	$3,314,193	100.0%

Operating costs and expenses:
Salaries and benefits	1,421,310	41.3%	1,348,424	40.7%
Provision for bad debts	436,689	12.7%	409,837	12.4%
Supplies	467,864	13.6%	450,963	13.6%
Other operating expenses	622,501	18.0%	602,833	18.2%
Electronic health records incentive reimbursement (c)	(23,170)	-0.7%	—	0.0%
Rent	64,699	1.9%	63,382	1.9%
Depreciation and amortization	171,628	5.0%	154,026	4.6%

Total operating costs and expenses	3,161,521	91.8%	3,029,465	91.4%

Income from operations (e)(g)	280,993	8.2%	284,728	8.6%
Interest expense, net	158,482	4.6%	164,543	5.0%
Loss on early extinguishment of debt	66,019	1.9%	—	0.0%
Equity in earnings of unconsolidated affiliates	(11,146)	-0.3%	(12,335)	-0.4%

Income from continuing operations before income taxes	67,638	2.0%	132,520	4.0%
Provision for income taxes	12,023	0.4%	38,052	1.1%

Income from continuing operations (e)(g)	55,615	1.6%	94,468	2.9%

Discontinued operations, net of taxes (h):
Loss from operations of entities sold	(3,223)	-0.1%	(2,219)	-0.1%
Gain on sale	728	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	(2,495)	-0.1%	(2,219)	-0.1%

Net income	53,120	1.5%	92,249	2.8%
Less: Net income attributable to noncontrolling interests	22,189	0.6%	22,739	0.7%

Net income attributable to Community Health Systems, Inc.	$30,931	0.9%	$69,510	2.1%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (e)(g)	$0.38		$0.79
Discontinued operations	(0.03)		(0.02)

Net income	$0.35		$0.77

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (e)(g)	$0.38		$0.78
Discontinued operations	(0.03)		(0.02)

Net income	$0.35		$0.76

Weighted-average number of shares outstanding (i):
Basic	88,345		90,422

Diluted	88,914		91,779

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(in thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2011		2010
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Net operating revenues (c)	$13,626,168	100.0%	$12,623,274	100.0%

Operating costs and expenses:
Salaries and benefits	5,577,925	40.9%	5,093,767	40.3%
Provision for bad debts	1,719,956	12.6%	1,530,852	12.1%
Supplies	1,834,106	13.5%	1,738,088	13.8%
Other operating expenses	2,515,638	18.5%	2,296,063	18.2%
Electronic health records incentive reimbursement (c)	(63,397)	-0.5%	—	0.0%
Rent	254,781	1.9%	248,463	2.0%
Depreciation and amortization	652,674	4.8%	594,997	4.7%

Total operating costs and expenses	12,491,683	91.7%	11,502,230	91.1%

Income from operations (e)(g)	1,134,485	8.3%	1,121,044	8.9%
Interest expense, net	644,410	4.7%	647,593	5.2%
Loss on early extinguishment of debt	66,019	0.5%	—	0.0%
Equity in earnings of unconsolidated affiliates	(49,491)	-0.4%	(45,443)	-0.4%

Income from continuing operations before income taxes	473,547	3.5%	518,894	4.1%
Provision for income taxes (f)	137,653	1.0%	163,681	1.3%

Income from continuing operations (e)(f)(g)	335,894	2.5%	355,213	2.8%

Discontinued operations, net of taxes (h):
Loss from operations of entities sold	(7,769)	-0.1%	(6,772)	-0.1%
Impairment of hospitals sold	(47,930)	-0.4%	—	0.0%
Loss on sale, net	(2,572)	-0.0%	—	0.0%

Loss from discontinued operations, net of taxes	(58,271)	-0.5%	(6,772)	-0.1%

Net income	277,623	2.0%	348,441	2.7%
Less: Net income attributable to noncontrolling interests	75,675	0.5%	68,458	0.5%

Net income attributable to Community Health Systems, Inc.	$201,948	1.5%	$279,983	2.2%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (j):
Continuing operations (e)(f)(g)	$2.89		$3.13
Discontinued operations	(0.65)		(0.07)

Net income	$2.24		$3.05

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (e)(f)(g)	$2.87		$3.08
Discontinued operations	(0.64)		(0.07)

Net income	$2.23		$3.01

Weighted-average number of shares outstanding (i):
Basic	89,967		91,719

Diluted	90,666		92,946

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ in thousands)

(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store
	2011	2010	% Change	2011	2010	% Change
Number of hospitals (at end of period)	131	127		127	127

Licensed beds (at end of period)	19,695	19,004		18,992	19,004

Beds in service (at end of period)	16,832	16,264		16,207	16,264

Admissions	165,542	171,510	-3.5%	160,008	171,510	-6.7%

Adjusted admissions	331,720	325,957	1.8%	321,502	325,957	-1.4%

Patient days	732,430	737,642		701,213	737,642

Average length of stay (days)	4.4	4.3		4.4	4.3

Occupancy rate (average beds in service)	47.3%	49.3%		47.1%	49.3%

Net operating revenues	$3,442,514	$3,314,193	3.9%	$3,351,302	$3,310,799	1.2%

Net inpatient revenues as a % of total net operating revenues	44.5%	49.2%		44.2%	49.3%

Net outpatient revenues as a % of total net operating revenues	53.5%	48.4%		53.7%	48.5%

Income from operations	$280,993	$284,728	-1.3%	$298,275	$288,151	3.5%

Income from operations as a % of net operating revenues	8.2%	8.6%		8.9%	8.7%

Depreciation and amortization	$171,628	$154,026		$167,283	$154,026

Equity in earnings of unconsolidated affiliates	$(11,146)	$(12,335)		$(11,161)	$(12,335)

Liquidity Data:

Adjusted EBITDA (d)	$463,767	$451,089	2.8%

Adjusted EBITDA as a % of net operating revenues	13.5%	13.6%

Net cash provided by operating activities	$441,673	$290,353

Net cash provided by operating activities as a % of net operating revenues	12.8%	8.8%

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

($ in thousands)

(Unaudited)

	For the Year Ended December 31,
	Consolidated			Same-Store
	2011	2010	% Change	2011	2010	% Change

Number of hospitals (at end of period)	131	127		127	127

Licensed beds (at end of period)	19,695	19,004		18,992	19,004

Beds in service (at end of period)	16,832	16,264		16,207	16,264

Admissions	675,050	678,284	-0.5%	640,302	678,284	-5.6%

Adjusted admissions	1,330,988	1,277,235	4.2%	1,267,860	1,277,235	-0.7%

Patient days	2,970,044	2,891,699		2,806,139	2,891,699

Average length of stay (days)	4.4	4.3		4.4	4.3

Occupancy rate (average beds in service)	49.1%	50.2%		48.9%	50.2%

Net operating revenues	$13,626,168	$12,623,274	7.9%	$13,083,230	$12,618,026	3.7%

Net inpatient revenues as a % of total net operating revenues	46.1%	49.3%		45.7%	49.3%

Net outpatient revenues as a % of total net operating revenues	51.9%	48.5%		52.3%	48.5%

Income from operations	$1,134,485	$1,121,044	1.2%	$1,188,176	$1,131,850	5.0%

Income from operations as a % of net operating revenues	8.3%	8.9%		9.1%	9.0%

Depreciation and amortization	$652,674	$594,997		$633,417	$594,997

Equity in earnings of unconsolidated affiliates	$(49,491)	$(45,443)		$(49,507)	$(45,380)

Liquidity Data:

Adjusted EBITDA (d)	$1,836,650	$1,761,484	4.3%

Adjusted EBITDA as a % of net operating revenues	13.5%	14.0%

Net cash provided by operating activities	$1,261,908	$1,188,730

Net cash provided by operating activities as a % of net operating revenues	9.3%	9.4%

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$129,865	$299,169
Patient accounts receivable, net of allowance for doubtful accounts of $1,891,334 and $1,639,198 at December 31, 2011 and December 31, 2010, respectively	1,834,167	1,714,542
Supplies	346,611	329,114
Prepaid income taxes	101,389	118,464
Deferred income taxes	89,797	115,819
Prepaid expenses and taxes	112,613	100,754
Other current assets	231,647	193,331

Total current assets	2,846,089	2,871,193

Property and equipment	9,369,528	8,383,122
Less accumulated depreciation and amortization	(2,513,552)	(2,058,685)

Property and equipment, net	6,855,976	6,324,437

Goodwill	4,264,845	4,150,247

Other assets, net	1,241,930	1,352,246

Total assets	$15,208,840	$14,698,123

LIABILITIES
Current liabilities
Current maturities of long-term debt	$63,706	$63,139
Accounts payable	748,997	526,338
Deferred income taxes	—	8,882
Accrued interest	110,121	146,415
Accrued liabilities	988,315	897,266

Total current liabilities	1,911,139	1,642,040

Long-term debt	8,782,798	8,808,382

Deferred income taxes	704,725	608,177

Other long-term liabilities	949,990	1,001,675

Total liabilities	12,348,652	12,060,274

Redeemable noncontrolling interests in equity of consolidated subsidiaries	395,743	387,472

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 91,547,079 shares issued and 90,571,530 shares outstanding at December 31, 2011, and 93,644,862 shares issued and 92,669,313 shares outstanding at December 31, 2010	915	936
Additional paid-in capital	1,086,008	1,126,751
Treasury stock, at cost, 975,549 shares at December 31, 2011 and December 31, 2010	(6,678)	(6,678)
Accumulated other comprehensive loss	(184,479)	(230,927)
Retained earnings	1,501,330	1,299,382

Total Community Health Systems, Inc. stockholders’ equity	2,397,096	2,189,464
Noncontrolling interests in equity of consolidated subsidiaries	67,349	60,913

Total equity	2,464,445	2,250,377

Total liabilities and equity	$15,208,840	$14,698,123

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended
	December 31,
	2011	2010
Cash flows from operating activities
Net income	$277,623	$348,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	657,665	609,839
Deferred income taxes	107,032	97,370
Stock-based compensation expense	42,542	38,779
Loss on sale, net	2,572	—
Impairment of hospitals sold	47,930	—
Loss on early extinguishment of debt	66,019	—
Excess tax benefit relating to stock-based compensation	(5,290)	(10,219)
Other non-cash expenses, net	28,716	12,503
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(138,332)	(27,049)
Supplies, prepaid expenses and other current assets	(42,858)	(39,904)
Accounts payable, accrued liabilities and income taxes	246,110	161,952
Other	(27,821)	(2,982)

Net cash provided by operating activities	1,261,908	1,188,730

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(415,360)	(248,251)
Purchases of property and equipment	(776,713)	(667,378)
Proceeds from disposition of hospitals and other ancillary operations	173,387	—
Proceeds from sale of property and equipment	11,160	8,401
Increase in other investments	(188,249)	(137,082)

Net cash used in investing activities	(1,195,775)	(1,044,310)

Cash flows from financing activities
Proceeds from exercise of stock options	18,910	56,916
Cancellation of restricted stock in satisfaction of withholding tax requirements	(13,311)	—
Deferred financing costs	(19,352)	(13,260)
Excess tax benefit relating to stock-based compensation	5,290	10,219
Stock buy-back	(85,790)	(113,961)
Proceeds from noncontrolling investors in joint ventures	1,229	7,201
Redemption of noncontrolling investments in joint ventures	(13,022)	(7,318)
Distributions to noncontrolling investors in joint ventures	(56,094)	(68,113)
Borrowings under credit agreement	578,236	—
Issuance of long-term debt	1,000,000	—
Repayments of long-term indebtedness	(1,651,533)	(61,476)

Net cash used in financing activities	(235,437)	(189,792)

Net change in cash and cash equivalents	(169,304)	(45,372)
Cash and cash equivalents at beginning of period	299,169	344,541

Cash and cash equivalents at end of period	$129,865	$299,169

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share which is adjusted for income attributable to noncontrolling interests (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$55,615	$94,468	$335,894	$355,213
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	22,189	22,761	75,675	68,577

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$33,426	$71,707	$260,219	$286,636

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(2,495)	$(2,219)	$(58,271)	$(6,772)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	(22)	—	(119)

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders - basic and diluted	$(2,495)	$(2,197)	$(58,271)	$(6,653)

(b)	Continuing operating results exclude discontinued operations for the three months and years ended December 31, 2011 and 2010. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	Health Information Technology (HITECH) electronic health records incentive reimbursement was previously reflected as revenue for the three months ended September 30, 2011, and has been reclassified as a reduction to operating expense for the year ended December 31, 2011, complying with the recently changed recognition rules preferred by the SEC. Electronic health records incentive reimbursement for the three months and year ended December 31, 2011, represents reimbursement from Medicaid related to certain of the Company’s hospitals. Total costs and expenses related to the implementation of electronic health records for the year ended December 31, 2011, were approximately $25.0 million, including depreciation and amortization of approximately $5.0 million and are included in the income statement according to each item’s related classification.
(d)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Adjusted EBITDA	$463,767	$451,089	$1,836,650	$1,761,484
Interest expense, net	(158,482)	(164,543)	(644,410)	(647,593)
Provision for income taxes	(12,023)	(38,052)	(137,653)	(163,681)
Loss from operations of entities sold, net of taxes	(3,223)	(2,219)	(7,769)	(6,772)
Other non-cash expenses, net	24,837	16,670	70,959	55,905
Net changes in operating assets and liabilities, net of effects of acquisitions	126,797	27,408	144,131	189,387

Net cash provided by operating activities	$441,673	$290,353	$1,261,908	$1,188,730

(e)	Included in non-same-store income from operations and income from continuing operations for the three months and year ended December 31, 2011, are pre-tax legal and other costs of $3.1 million and $15.3 million, with an after-tax impact of $1.9 million ($0.02 EPS), and $9.7 million ($0.11 EPS), respectively, related to the Tenet Healthcare Corporation (“Tenet”) lawsuit, governmental investigation and shareholder lawsuits.
(f)	The provision for income taxes for the year ended December 31, 2011 includes a benefit of $4.0 million or $0.04 per share related to the favorable resolution of a tax issue on appeal with the IRS.
(g)	Also included in income from continuing operations for the three months and year ended December 31, 2011, are pre-tax charges of $4.5 million and $12.5 million, respectively, related to acquisition costs (other than Tenet); and, pre-tax charges of $0.5 million and $3.5 million, respectively, for Tenet acquisition costs.
(h)	Included in discontinued operations for the three months and year ended December 31, 2011, are the following:

•

Effective February 1, 2011, the Company sold Willamette Community Medical Group, LLC, which is a physician clinic operating as Oregon Medical Group, located in Springfield, Oregon, with a carrying amount of net assets, including an allocation of reporting unit goodwill, of $19.7 million, to Oregon Healthcare Resources, LLC, for $14.6 million in cash.

•	Effective September 1, 2011, two hospitals, one in Tulsa, Oklahoma, and one in Claremore, Oklahoma, were sold. The after-tax loss on sale was approximately $38.7 million.

•

Effective October 22, 2011, the Company sold its partnership interests in the limited partnership that operates Cleveland Regional Medical Center (107 licensed beds) located in Cleveland, Texas. The after-tax loss on sale was approximately $8.5 million.

(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Weighted-average number of shares outstanding - basic	88,345	90,422	89,967	91,719
Add effect of dilutive securities:
Stock awards and options	569	1,357	699	1,227

Weighted-average number of shares outstanding - diluted	88,914	91,779	90,666	92,946

(j)	Total per share amounts may not add due to rounding.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2012. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2012 guidance should be considered in conjunction with the assumptions included herein. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2012 Projection Range			Restated 2011 Actual

Net operating revenues less provision for bad debt (in millions) *	$12,700	to	$13,100	$11,906

Adjusted EBITDA (in millions)	$1,910	to	$1,950	$1,837

Income from continuing operations per share - diluted	$3.45	to	$3.70	$3.33	**

Same-store hospital annual adjusted admissions growth	-0.5%	to	1.5%	-0.7%

Weighted-average diluted shares (in millions)	90	to	91	91

Income from continuing operations per share-diluted

1st Quarter ending March 31, 2012	$0.84	to	$0.90

*	Any reference to net operating revenues means net operating revenues less provision for bad debt.
**	Excludes loss on early extinguishment of debt.

The following assumptions were used in developing the 2012 guidance provided above:

•

Effective January 1, 2012, the Company adopted Accounting Standards Update 2011-07, which requires the provision for bad debts expense associated with patient service revenue to be presented as an offset to the patient service revenue line item in the statement of operations. 2012 projection range and restated 2011 actual net operating revenues are presented net of projected and actual provision for bad debts, respectively.

•

Health Information Technology (HITECH) electronic health records incentive reimbursement was previously reflected as revenue and has been reclassified as a reduction to operating expense for the year ended December 31, 2011, complying with the recently changed recognition rules preferred by the SEC. Under the gain contingency model preferred by the SEC, the aggregate amount of incentive reimbursement recognized over the life of the program will not be impacted, but recognition of incentive reimbursement could be delayed in some cases up to one year after receipt of the incentive payments. Expressed as a percent of net operating revenues, electronic health records incentive reimbursement for 2012 is projected to be approximately 0.6% to 0.8%. Electronic health records related total costs and expenses for 2012 expressed as a percentage of net operating revenues, are projected to be approximately 0.3% to 0.5%, including depreciation and amortization expressed as a percentage of net operating revenues of approximately 0.2% to 0.3%. The projections related to HITECH incentive reimbursement and the related costs are based on the assumption that approximately one-third of our hospitals will be Stage 1 compliant by September 30, 2012. Delays in compliance until later in 2012 may defer recognition of the incentive reimbursement into future years without reducing the aggregate incentive we receive under this program. Accelerating compliance of additional hospitals during 2012 may result in additional expenses being incurred but may not accelerate the recognition of the incentive reimbursement into 2012.

•	2012 projection includes four to five assumed hospital acquisitions after December 31, 2011, including those previously announced but not yet closed.

•	Projected 2012 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•

Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.6% to 5.8% for 2012; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future fair-value adjustments to investments and hospital fixed asset impairments.

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

•	2012 projection includes an estimate of $0.04 to $0.06 per share (diluted) of acquisition costs that are required to be expensed.

•

The Company’s 2012 projection range includes approximately 15 basis points of net revenue for legal expense and other expenses expected to be incurred related to the Tenet lawsuit, governmental investigations, and shareholder lawsuits. The Company’s 2012 projection does not take into account resolution of government investigations, Tenet-related lawsuits, and other significant lawsuits not resolved at February 21, 2012.

•

For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2012 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements. Total fixed debt including swaps is expected to average approximately 72% to 77% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions and the Company’s planned first quarter 2012 accounts receivable securitization, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 4.7% to 4.9% for 2012; however, these percentages will vary as revenue and interest rates vary. The 2012 projection does not assume any significant changes to the financing terms of the Senior Secured Credit Facility or any significant new financing arrangements, not announced prior to February 21, 2012.

•

On December 14, 2011, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased, or when the maximum dollar amount has been reached. Through February 21, 2012, no shares have been purchased and retired under this repurchase plan.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.5% for 2012.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2012.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2012.

•	Capital expenditures are projected as follows (in millions):

2012 Guidance

Total	$800	to	$900

•	Net cash provided by operating activities are projected as follows (in millions):

2012 Guidance
Total	$1,200	to	$1,300

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CYH Announces Fourth Quarter 2011 Results

February 21, 2012

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months and year ended December 31, 2011, are not necessarily indicative of the results that may be experienced for any such future period or for any future year.

The Company cautions that the projections for calendar year 2012 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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